UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2015

VAPOR HUB INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

000-55363	27-3191889
(Commission File Number)	(IRS Employer Identification No.)

1871 Tapo Street

Simi Valley, CA 93063

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code (805) 309-0530

67 W. Easy Street, Unit 115

Simi Valley, CA 93065

 (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 1, 2015, Vapor Hub International Inc. (the “Company”) entered into a Commercial Lease Agreement with the Winther Family Trust, pursuant to which the Company will lease the property located at 1871 Tapo Street, Simi Valley, CA 93065 (the “Premises”), for a term of 60 months commencing on September 1, 2015. The Company will pay a base rent of $5,650 per month for the duration of the term. The Premises is replacing the Company’s prior facility located at 67 W. Easy Street, Unit 115, Simi Valley, CA 93065 and will serve as the Company’s primary office location. In addition to providing office space, the approximately 5,000 square foot facility will also be used for warehousing and shipping.

The lessor of the Premises, the Winther Family Trust, is controlled by Niels Winther and Lori Winther. Both Niels Winther and Lori Winther are Directors of the Company, and Lori Winther also serves as the Company’s Chief Financial Officer and Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR HUB INTERNATIONAL INC.

Date:	September 8, 2015	By:	/s/ Lori Winther
Lori Winther
Chief Financial Officer

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